Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sento Corporation (the “Company”) on Form 10-QSB for the quarterly period ending September 28, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanley J. Cutler, Senior Vice President of Finance of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stanley J. Cutler

Stanley J. Cutler
Senior Vice President of Finance (Principal Financial Officer) November 11, 2002